                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Stillwater Mining Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                STILLWATER LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

To Our Stockholders:

     On May 24, 2001, Stillwater Mining Company (the "Company") will hold its Annual Meeting of Stockholders at the Company's facility located at 737 Palladium Place, Columbus, Montana 59019, at 10:00 a.m., Mountain Daylight Time.

     Only stockholders who owned stock at the close of business on March 28, 2001 may vote at this meeting or any adjournments that may take place. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting, during regular business hours at the Company's principal executive offices. At the meeting, the stockholders will:

     1. Elect the Board of Directors;

     2. Ratify the appointment of KPMG LLP as the Company's independent accountants for 2001; and

     3. Attend to other business properly presented at the meeting or any postponements or adjournments thereof.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TWO PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

     This Proxy Statement, the accompanying Proxy Card and the Notice of Annual Meeting are first being sent to stockholders of the Company on or about April 4, 2001.

                                          By Order of the Board of Directors

                                          LOGO
                                          Michael A. Shea, Secretary

Columbus, Montana
April 4, 2001

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SENDING IN A SIGNED PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR DELIVERING A PROPERLY SIGNED AND DATED PROXY SUBSEQUENT TO AN EARLIER PROXY.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION.........................................    2
  Solicitation..............................................    2
  Voting Rights.............................................    2
  Voting....................................................    2
  Revocability of Proxy.....................................    3
PROPOSAL ONE: ELECTION OF DIRECTORS.........................    3
  Nominees for Election.....................................    4
  Directors Who Are Not Standing For Re-Election............    4
  Meetings and Committees of the Board......................    5
  Compensation Committee Interlocks and Insider
     Participation..........................................    6
  Director Compensation.....................................    6
EXECUTIVE COMPENSATION AND OTHER INFORMATION................    7
  Executive Compensation....................................    7
  Employment Agreements.....................................    8
  Section 16(a) Beneficial Ownership Reporting Compliance...   10
  Stock Option Grants.......................................   11
  Option Values.............................................   11
  Report of the Compensation Committee of the Board of
     Directors..............................................   12
  Performance Graph.........................................   14
  Report of the Audit Committee of the Board of Directors...   14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   16
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................   17
STOCKHOLDER PROPOSALS.......................................   18
GENERAL.....................................................   18
APPENDIX A: AUDIT COMMITTEE CHARTER.........................  A-1

                           STILLWATER MINING COMPANY
                              737 PALLADIUM PLACE
                            COLUMBUS, MONTANA 59109

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

                            ------------------------

     This Proxy Statement is furnished to the stockholders of Stillwater Mining Company (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on May 24, 2001, or any postponements or adjournments thereof. The Meeting will be held at 10:00 a.m. (MDT) at the Company's facility located at 737 Palladium Place, Columbus, Montana 59019. These proxy solicitation materials were mailed on or about April 4, 2001 to all stockholders entitled to vote at the Meeting. The Meeting is being held to: (i) elect seven directors to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected; (ii) ratify the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and (iii) transact such other business as may properly come before the meeting or any postponements or adjournments thereof. The Company's principal executive offices are located at 737 Palladium Place, Columbus, Montana 59019, and its telephone number is (406) 322-8700.

                              GENERAL INFORMATION

SOLICITATION

     The enclosed proxy is being solicited by the Board of Directors of the Company on behalf of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock, par value $.01 per share ("Common Stock"), registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company has employed the firm of Morrow & Company in New York to assist in the solicitation of proxies and expects to pay that firm $6,000 plus out-of-pocket expenses.

VOTING RIGHTS

     Holders of shares of Common Stock at the close of business on March 28, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, 38,698,742 shares of Common Stock were issued, outstanding and entitled to vote. The holders of at least 50% of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting, present in person or by proxy, constitutes a quorum.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote, and holders of shares of Common Stock have cumulative voting rights in connection with the election of directors. A stockholder may cumulate votes for the election of directors by multiplying the number of votes to which the stockholder is entitled to vote by seven (i.e., the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees.

VOTING

     The vote of the holders of (i) a plurality of votes cast at the Meeting is required for the election of directors and (ii) a majority of the stock having voting power present in person or represented by proxy is required to ratify the selection of KPMG LLP as the Company's independent accountants. If a stockholder abstains from voting on any matter, the Company intends to count such stockholder as present for purposes of determining whether a quorum is present at the Meeting for the transaction of business. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this proxy statement; and FOR ratification of the selection of KPMG LLP as the Company's independent accountants. Additionally, the Company intends to count broker "nonvotes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A nonvote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and nonvotes will not be counted as votes cast for or against items submitted for a vote of stockholders. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

     Both management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters are presented properly to the stockholders for action at the Meeting and or postponements or adjournments thereof, then the proxy holders named in the proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

     Any proxy may be revoked at any time before it is voted by (i) written notice to the secretary of the Company, (ii) receipt of a proxy properly signed and dated subsequent to an earlier proxy or (iii) revocation of a written proxy by request in person at the Meeting. If not revoked, the shares of Common Stock represented by a proxy will be voted according to the proxy.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated for election at the Meeting the seven persons named below to serve until the next Annual Meeting of Stockholders or until their respective successors are elected, and each person has consented to being named as a nominee. Five of the seven nominees are currently directors of the Company. The Board of Directors recommends that you vote FOR the approval of Proposal Number 1.

     It is anticipated that proxies will be voted for the nominees listed below, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

     In the election of directors, each stockholder voting in person or by proxy shall have the number of votes to which such stockholder would otherwise be entitled to vote multiplied by seven (i.e., the number of directors to be elected). If there are no nominees other than those set forth in this proxy statement, the named proxies will then allocate the cumulated votes equally among the nominees for which authority to vote has been granted, unless a different allocation of votes is specified on the proxy card. If there are additional nominees, the named proxies will allocate the cumulated votes among the nominees for which authority to vote has been granted in the manner that appears to the named proxies most likely to result in the greatest number of nominees set forth herein being elected, unless a different allocation of votes is specified on the proxy card.

     The name and age of each nominee, his principal occupation for at least the past five years and certain additional information is set forth below. Such information is based upon information furnished to the Company by such nominee.

NOMINEES FOR ELECTION

     RICHARD E. GILBERT (AGE 60). Mr. Gilbert has been a director of the Company since January 1999. Mr. Gilbert most recently served as a Managing Director of Robert Fleming, Inc., an investment banking firm, from 1997 until his retirement in 1998. From 1991 to 1997, Mr. Gilbert served as Managing Director of Everen Securities, an investment banking firm. Previously he was the founder, President and Chief Executive Officer of Resource Bank & Trust.

     APOLINAR GUZMAN (AGE 67). Mr. Guzman has been a director of the Company since July 1998. Mr. Guzman is currently an independent mining and mine construction consultant. For the past 22 years, he served in various engineering and management positions with RTZ Corporation, an international mining and metals company.

     PATRICK M. JAMES (AGE 56). Mr. James was appointed a director of the Company on January 9, 2001. Mr. James was the President and Chief Executive Officer of Rio Algom Limited from June 1997 through February 2001. Prior to joining Rio Algom Limited, Mr. James spent 18 years with Santa Fe Pacific Gold Corporation, becoming President and Chief Operating Officer in 1994, and Chairman, President and Chief Executive Officer in 1995. Mr. James is currently a director of the Mineral Information Institute and the National Mining Hall of Fame.

     JOSEPH P. MAZUREK (AGE 52). Mr. Mazurek is currently a partner in the law firm of Crowley, Haughey, Hanson, Toole & Dietrich, PLLP located in Helena, Montana. He was the Attorney General for the State of Montana from January 1993 until December, 2000. From 1975 through 1992, he was an attorney with the Helena, Montana law firm of Gough, Shanahan, Johnson and Waterman.

     FRANCIS R. MCALLISTER (AGE 58). Mr. McAllister was appointed Chairman of the Board and Chief Executive Officer of the Company effective February 12, 2001. He was appointed a director of the Company on January 9, 2001. Prior to his appointment to the Board of Directors of the Company, Mr. McAllister was with ASARCO Incorporated from 1966 to 1999, serving as Chairman and Chief Executive Officer in 1999, Chief Operating Officer from 1998 to 1999, Executive Vice President -- Copper Operations from 1993 to 1998, Chief Financial Officer from 1982 to 1993 and in various professional and management positions from 1966 to 1982. He currently serves on the Board of Directors of Cleveland Cliffs, Incorporated, an iron ore mining company.

     MALCOLM W. MACNAUGHT (AGE 63). Mr. MacNaught spent 28 years with Fidelity Investments, serving as Portfolio Manager for several mutual funds until his retirement in 1996. He currently serves on the Board of Directors of Meridian Gold Inc., ASA LTD., a gold mining company.

     PETER STEEN (AGE 69). Mr. Steen has been a director of the Company since October 1994. Mr. Steen previously served on the Board of Directors of Santa Fe Pacific Gold Corporation, a mining company, a position he assumed in 1996 until 1997. He served as Chairman of Eldorado Corporation Ltd., a mining company, from 1993 until September 1994, and he was the President, Chief Executive Officer and a Director of Lac Minerals Ltd., a mining company, from August 1994 until September 1994. From 1992 to 1994, he served as the President and Chief Operating Officer of Homestake Mining Company, a mining company. Previously, he served as the President and Chief Executive Officer of International Corona Corporation, a mining company, in Vancouver, Canada. Mr. Steen is also a director of Dundee Precious Metals Inc., an investment firm, and Dynatec Corporation, Tiomin Resources, Inc., and PolyMet Mining Corporation, each of which is a mining company.

DIRECTORS WHO ARE NOT STANDING FOR RE-ELECTION

     DOUGLAS D. DONALD (AGE 77). Mr. Donald has been a director of the Company since May 1997. Mr. Donald is an independent financial advisor, a position he has held since 1996. From 1988 to 1996, he was a manager of the Scudder Gold Fund, a mutual fund, at Scudder, Stevens & Clark, a financial consulting firm. Mr. Donald is also a director of Piedmont Mining Company, Repadre Capital Corp., a venture capital firm; and Dayton Mining Company.

     TED SCHWINDEN (AGE 75). Mr. Schwinden has been a director of the Company since September 1994. From 1981 until 1989, when Mr. Schwinden retired, he served as the Governor of the State of Montana, and from 1977 until 1981 as the Lieutenant Governor of the State of Montana. From 1969 until 1976, he served as the Director of the Montana Department of State Lands.

     Messrs. Donald and Schwinden will not continue their service on the Board of Directors following the Meeting and the election of the Company's new directors. The Company appreciates their many years of service to the Company and the valuable insight they brought as members on the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met six times during 2000. Each director attended 75% or more of the total number of meetings of the Board and committees on which he served that were held during 2000. The Board of Directors has established, among others, the following standing committees:

     AUDIT COMMITTEE. The Audit Committee held four meetings during 2000. The Audit Committee is comprised of three independent members, though only Messrs. Schwinden (Chairman) and James are currently serving. An additional member will be selected by the Board of Directors following the election of directors at the Meeting. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board of Directors the engagement of the Company's independent accountants, reviews with the independent accountants the plans and results of the auditing engagement and considers the independence of the Company's auditors.

     COMPENSATION COMMITTEE. The Compensation Committee held four meetings during 2000. The Compensation Committee is currently comprised of Messrs. Gilbert (Chairman), Donald and Guzman. The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company's stock plans and provide assistance to management regarding key personnel selection.

     NOMINATING COMMITTEE. The Nominating Committee held one meeting during 2000. The Nominating Committee is currently comprised of Messrs. Steen (Chairman), Donald and McAllister. The principle responsibilities of the Nominating Committee are to identify and recommend to the Board of Directors individuals with the appropriate skills and background to fill vacancies on the Board as they arise.

     NOMINATION OF DIRECTORS. Nominations of persons for election as directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or persons appointed by the Board of Directors or (iii) by any stockholder of the Company entitled to vote for the election of directors if the stockholder gives timely notice (the "Stockholder Notice"). The Stockholder Notice will be timely if delivered to or mailed and received at the principal executive office of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such notice of the meeting date was mailed or such public disclosure was made, whichever occurs first. The Stockholder Notice must be addressed to the secretary of the Company and must set forth the name, age, business address and residence address of each person whom the stockholder proposes to nominate for election or reelection as a director, the proposed nominee's principal occupation or employment, the class and number of shares of capital stock of the Company that are beneficially owned by the proposed nominee and other information required to be disclosed by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stockholder Notice must also set forth the name and record address of the stockholder giving the notice and the class and number of shares of capital stock of the Company that are beneficially owned by such stockholder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee during the 2000 fiscal year consisted of Messrs. Donald and Mr. Guzman, along with a prior director serving as Chairman until September, 2000, at which point he was replaced by Mr. Gilbert as Chairman. No member of such Committee was, at any time during the 2000 fiscal year or at any other time, an officer or employee of the Company. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors of the Company.

DIRECTOR COMPENSATION

     Each non-employee director receives and annual fee of $8,500. In addition, the Company pays each non-employee director $800 per meeting of the Board of Directors attended. Non-employee members of all committees of the Board of Directors (with the exception of the chairman of each standing committee), receive fees of $800 for each committee meeting attended; however, the chairman of each standing committee of the Board of Directors receives a fee of $1,000 for each committee meeting attended. All directors are reimbursed for reasonable travel expenses.

     The 1998 Equity Incentive Plan, as amended (the "Stock Plan") provides that each non-employee director will be granted nonqualified stock options ("NSOs") to purchase 10,000 shares of Common Stock, vesting in six months, upon his or her initial election to the Board of Directors. An additional NSO to purchase 5,000 shares of Common Stock will be granted to each non-employee director on his or her next three reappointments or reelections, vesting six months after each such grant. The exercise price of options granted to non-employee directors under the Stock Plan will be the fair market value of a share of Common Stock on the date of grant. A non-employee director may elect not to accept such options.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to the Company's Chief Executive Officer and the other executive officers, other than the Chief Executive Officer, whose individual salary and bonus exceeded $100,000 during 2000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                            ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                       ------------------------------   --------------------------------------
                                                            OTHER       RESTRICTED   SECURITIES
                                                            ANNUAL        STOCK      UNDERLYING    ALL OTHER
                                       SALARY    BONUS   COMPENSATION     AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR    ($)      ($)       ($)(1)         ($)          (#)       ($)(2)(3)(8)
---------------------------      ----  -------  -------  ------------   ----------   ----------   ------------
William E. Nettles(4)..........  2000  360,000  145,000         --         --          80,000        11,184
  Chairman and Chief             1999  360,000  180,000     21,178         --         150,000        10,389
  Executive Officer              1998  325,000  212,518     29,659         --         120,000         8,690
Harry C. Smith(5)..............  2000  253,325  148,195     60,172         --          10,000           684
  President and Chief            1999   79,487   33,330     40,841         --          40,000           228
  Operating Officer
James A. Sabala(6).............  2000  182,000   59,105         --         --          17,000        10,109
  Vice President and Chief       1999  182,083   91,250         --         --          45,000        10,389
  Financial Officer              1998  127,500   80,000     84,739         --          45,000           690
Vernon C. Baker(7).............  2000  123,500       --         --         --          13,500       214,969
  Vice President,                1999   97,692   26,100     51,676         --          15,000           456
  Nye Operations
Robert M. Taylor(9)............  2000   99,999   27,075      4,992         --          15,000         3,081
  Vice President,
  East Boulder Operations
Robert W. Clayton(10)..........  2000   65,411   16,922     35,922         --          15,000         3,342
  Vice President,
  Nye Operations

---------------
(1) Amount includes reimbursement for relocation expenses of: $21,178 and $29,659 for Mr. Nettles in 1999 and 1998, respectively; $84,739 for Mr. Sabala in 1998; $60,172 and $40,841 for Mr. Smith in 2000 and 1999; $51,676
     for Mr. Baker in 1999; $4,922 for Mr. Taylor in 2000; and $35,922 for Mr. Clayton in 2000.

(2) Amounts include life insurance premium payments during 2000 of: $684 each for Messrs. Nettles, Smith, Sabala and Baker; $456 for Mr. Taylor; and $342 for Mr. Clayton.

(3) Amounts include 401(k) matching contributions made by the Company during 2000 of: $10,500 for Mr. Nettles; $9,425 for Mr. Sabala; $6,285 for Mr. Baker; $2,625 for Mr. Taylor; and $3,000 for Mr. Clayton.

(4) Mr. Nettles resigned as an executive officer and director in February, 2001. See "Employment Agreements."

(5) Mr. Smith was elected as an executive officer on September 1, 1999. 1999 compensation amounts represent compensation for September 1 through December 31, 1999.

(6) Mr. Sabala was elected as an executive officer on April 1, 1998. 1998 compensation amounts represent compensation for April 1 through December 31, 1998.

(7) Mr. Baker was elected as an executive officer on May 1, 1999. 1999 compensation amounts represent compensation for May 1 through December 31, 1999. Mr. Baker ceased to be an executive officer effective in July 2000.

(8)  Amount for Mr. Baker includes severance payment of $208,000.

(9) Mr. Taylor was elected as an executive officer on May 9, 2000. 2000 compensation amounts represent compensation for May through December 31, 2000.

(10) Mr. Clayton was elected as an executive officer on July 14, 2000. 2000 compensation amounts represent compensation for July through December 31, 2000.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. McAllister, Smith, Sabala, Clayton and Taylor. The Company also had an employment agreement with (i) Mr. Nettles, under which he received certain severance upon his retirement from the Company as further discussed below, and (ii) Mr. Baker.

     FRANCIS R. MCALLISTER. The Company entered into an employment agreement with Mr. McAllister which became effective on February 12, 2001 and has an initial term ending February 11, 2004, which term is continued for subsequent one year periods unless terminated. It is terminable by the Company or Mr. McAllister at any time upon written notice. Under the agreement, Mr. McAllister is entitled to receive: (i) an initial base salary of $375,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which is 50% of base salary, the maximum of which cannot exceed 100% of base salary and there is no minimum); (iii) options to purchase 75,000 shares of Common Stock, which vest in three equal installments at the end of each full year of employment with the Company; and (iv) employee benefits. If Mr. McAllister is terminated without Cause or resigns voluntarily for Good Reason, at any time other than within two years following a change of control, the Company is required to pay him (i) a pro rata portion of the target bonus for the year; (ii) continued semi-monthly payments at the then current base salary for twenty-four (24) months; and (iii) continued employee benefits. If Mr. McAllister is terminated without Cause or resigns voluntarily for Good Reason (as defined in his employment agreement), upon or within two years following a change of control, Mr. McAllister will be entitled to receive 300% of his annual base salary and 300% of the higher of (x) his target bonus or (y) his annual bonus paid or payable for the most recently completed fiscal year during his employment, in a lump sum and subject to a tax "gross-up" from the Company, a continuation of employee benefits for three years and any accrued compensation or unreimbursed expenses. In addition, any previously unvested options held by Mr. McAllister would immediately vest. The employment agreement also contains a customary nondisclosure covenant, a one-year covenant not to compete and not to solicit employees of the Company, an agreement from the Company to indemnify Mr. McAllister as permitted by law against any claim resulting from the performance of his duties as an officer or director of the Company and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors' and officers' liability insurance covering Mr. McAllister.

     HARRY C. SMITH. Mr. Smith's employment agreement became effective on September 7, 1999 and had an initial term ending December 31, 2000, which term is continued from year to year unless altered or terminated; provided, following a change in control of the Company, the term shall continue for no less than one additional year. It is terminable by the Company or Mr. Smith upon 30 days' notice. The agreement entitles Mr. Smith to receive: (i) an initial base salary of $250,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which is 40% of base salary and the maximum of which cannot exceed 80% of base salary); and (iii) employee benefits. If Mr. Smith is terminated without Cause or resigns voluntarily for Good Reason (as defined in his employment agreement), at any time other than within two years following a change in control, the Company is required to pay him a lump sum cash amount equal to his annual base salary. In the event of a change of control of the Company, if the Company terminates Mr. Smith without Cause, or Mr. Smith resigns for Good Reason, within two years of the change of control, Mr. Smith will be entitled to receive 200% of his annual base salary and target bonus in a lump sum, a continuation of employee benefits for two years and any accrued compensation or unreimbursed expenses. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

     JAMES A. SABALA. Mr. Sabala's current employment agreement became effective on July 1, 1999 and had an original term ending December 31, 1999, which term is continued from year to year unless altered or terminated; provided, following a change in control of the Company, the term shall continue for no less than one additional year. It is terminable by the Company or Mr. Sabala upon 90 days' notice. The agreement entitles Mr. Sabala to receive: (i) an initial base salary of $175,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which is 35% of his base salary and the maximum of which cannot exceed 70% of base salary), and (iii) employee benefits. If Mr. Sabala is terminated without Cause or resigns voluntarily for Good Reason (as defined in this employment agreement), at any time other than within two years following a change in control, the Company is required to pay him an amount equal to 200% of his annual base salary plus 200% of his annual bonus paid or payable for the most recently completed fiscal year during his employment. In the event of a change of control of the Company, if the Company terminates Mr. Sabala without Cause, or Mr. Sabala resigns for Good Reason, within two years of the change of control, Mr. Sabala will be entitled to receive 200% of his annual base salary and target bonus in a lump sum, a continuation of employee benefits for one year and any accrued compensation or unreimbursed expenses. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

     RONALD W. CLAYTON. Mr. Clayton's current employment agreement became effective on July 26, 2000 and had an initial term ending December 31, 2000, which term is continued from year to year unless altered or terminated; provided, following a change in control of the Company, the term shall continue for no less than one additional year. It is terminable by the Company or Mr. Clayton upon 30 days' notice. The agreement entitles Mr. Clayton to receive: (i) an initial base salary of $150,000, subject to adjustment; (ii) a performance based bonus in an amount to be determined by the Board (the target of which is 30% of his base salary), and (iii) employee benefits. If Mr. Clayton is terminated without Cause or resigns voluntarily for Good Reason (as defined in this employment agreement), at any time other than within two years following a change in control, the Company is required to pay him an amount equal to 100% of his annual base salary then in effect. In the event of a change of control of the Company, if the Company terminates Mr. Clayton without Cause, or Mr. Clayton resigns for Good Reason, within two years of the change of control, Mr. Clayton will be entitled to receive 150% of his annual base salary and target bonus in a lump sum, a continuation of employee benefits for eighteen (18) months and any accrued compensation or unreimbursed expenses. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

     ROBERT M. TAYLOR. Mr. Taylor's current employment agreement became effective on May 28, 2000 and had an initial term ending December 31, 2000, which term is continued from year to year unless altered or terminated; provided, following a change in control of the Company, the term shall continue for no less than one additional year. It is terminable by the Company or Mr. Taylor upon 30 days' notice. The agreement entitles Mr. Taylor to receive: (i) an initial base salary of $150,000, subject to adjustment; (ii) a performance based bonus in an amount to be determined by the Board (the target of which is 30% of his base salary), and (iii) employee benefits. If Mr. Taylor is terminated without Cause or resigns voluntarily for Good Reason (as defined in this employment agreement), at any time other than within two years following a change in control, the Company is required to pay him an amount equal to 100% of his annual base salary then in effect. In the event of a change of control of the Company, if the Company terminates Mr. Taylor without Cause, or Mr. Taylor resigns for Good Reason, within two years of the change of control, Mr. Taylor will be entitled to receive 150% of his annual base salary and target bonus in a lump sum, a continuation of employee benefits for eighteen (18) months and any accrued compensation or unreimbursed expenses. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

     WILLIAM E. NETTLES. Pursuant to a letter agreement dated February 12, 2001, Mr. Nettles will no longer serve as an officer or director of the Company. He will receive substantially equivalent benefits to those provided in his employment agreement for termination without Cause by the Company after his initial employment term. The Company entered into an employment agreement, as amended, with Mr. Nettles which became effective on August 10, 1998 and had an initial term ending December 31, 2000, which term was continued for subsequent two year periods unless altered or terminated; provided, following a change in control of the Company, the term continued for no less than two additional years. It was terminable by the Company or Mr. Nettles upon 90 days' notice. Under the agreement, Mr. Nettles was entitled to receive: (i) an initial base salary of $325,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which was 50% of base salary and the maximum of which could not exceed 100% of base salary); (iii) options to purchase 80,000 shares of Common Stock; and (iv) employee benefits. Upon termination without Cause or resignation for Good Reason (as defined in his employment agreement), at any time other than within two years following a change of control, the Company was required to pay him severance benefits in an amount equal to his annual base salary plus his target bonus, along with continued employee benefits, which severance benefits would be for a three-year period following the date of termination if such termination occurred within the initial employment term, and for a two-year period following the date of termination if such termination occurred after the initial employment term. In addition, any previously unvested options or restricted stock held by Mr. Nettles would immediately vest. In the event of a change of control of the Company, if the Company terminated Mr. Nettles without Cause, or Mr. Nettles resigned for Good Reason, within two years of the change of control, Mr. Nettles would be entitled to receive 300% of his annual base salary and 300% of the higher of (x) his target bonus or (y) his annual bonus paid or payable for the most recently completed fiscal year during his employment, in a lump sum, a continuation of employee benefits for three years and any accrued compensation or unreimbursed expenses. The employment agreement also contained a customary nondisclosure covenant, a one-year covenant not to compete and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors' and officers' liability insurance covering Mr. Nettles. Under the employment agreement, the Board agreed to use its reasonable best efforts to cause Mr. Nettles to be elected to serve as a director.

     VERNON C. BAKER. Mr. Baker was terminated in July, 2000. He received substantially equivalent benefits to those provided in his employment agreement for termination without Cause by the Company. Mr. Baker's employment agreement became effective on June 29, 1999 and had an initial term ending December 31, 1999, which term was continued from year to year unless altered or terminated; provided, following a change in control of the Company, the term continued for no less than one additional year. It was terminable by the Company or Mr. Baker upon 90 days' notice. The agreement entitled Mr. Baker to receive: (i) an initial base salary of $150,000, subject to adjustment; (ii) a performance based cash bonus in an amount to be determined by the Board (the target of which was 30% of base salary and the maximum of which could not exceed 60% of base salary); and (iii) employee benefits. Upon termination without Cause or resignation for Good Reason (as defined in his employment agreement), at any time other than within two years following a change in control, the Company was required to pay him an amount equal to his annual base salary plus an amount equal to his annual bonus paid or payable for the most recently completed fiscal year during his employment. In the event of a change of control of the Company, if the Company terminated Mr. Baker without Cause, or Mr. Baker resigned for Good Reason, within two years of the change of control, Mr. Baker would be entitled to receive 150% of his annual base salary and target bonus in a lump sum, a continuation of employee benefits for one year and any accrued compensation or unreimbursed expenses. The employment agreement also contained a customary nondisclosure covenant and a one-year covenant not to compete.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of the Section 16(a) reports and written representations the Company has received, the Company believes that during fiscal 2000, all of its directors, executive officers and greater than 10% beneficial owners had timely filed all required reports.

STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options under the Stock Plan to the Named Executive Officers in 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 % OF
                                 NUMBER OF      TOTAL                               POTENTIAL REALIZED VALUE AT
                                 SECURITIES    OPTIONS                                ASSUMED ANNUAL RATES OF
                                 UNDERLYING   GRANTED TO                            STOCK PRICE APPRECIATION FOR
                                  OPTIONS     EMPLOYEES    EXERCISE                      OPTION TERM(3)(4)
                                  GRANTED     IN FISCAL      PRICE     EXPIRATION   ----------------------------
NAME                               (#)(1)        YEAR      ($/SH)(2)      DATE           5%             10%
----                             ----------   ----------   ---------   ----------   -------------  -------------
William E. Nettles.............    80,000       19.13%      $30.44      01/14/10     $1,531,358     $3,880,763
Harry C. Smith.................    10,000        2.39%      $30.44      01/14/10       $191,420       $485,095
James A. Sabala................    17,000        4.07%      $30.44      01/14/10       $325,414       $824,662
Vernon C. Baker................    13,500        3.23%      $30.44      01/14/10             --             --
Robert M. Taylor...............    15,000        3.59%      $29.00      05/08/10       $273,569       $693,278
Ronald W. Clayton..............    15,000        3.59%      $27.38      07/26/10       $258,240       $654,430

---------------
(1) The options vest and become exercisable in three equal annual installments on the anniversary date of the date of grant, subject, in the case of Mr. Nettles, to accelerated vesting which occurred upon his retirement from service to the Company as set forth in his letter agreement dated February 12, 2001, and in the case of Mr. Baker, to immediate forfeiture of unvested options granted in 2000 following his cessation of employment with the Company which occurred in July 2000.

(2) The exercise price for each grant is equal to 100% of the fair market value of a share of Common Stock on the date of grant.

(3) Assumed values result from the indicated prescribed rates of stock price appreciation through the expiration date. The actual value of these option grants is dependent on the future performance of the Common Stock.

(4) Amounts for Mr. Baker reflect the forfeiture of the 13,500 options granted in 2000 upon the cessation of his employment with the Company in July 2000.

OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning options exercised during 2000, the value realized upon exercise and the number and value of unexercised options held as of December 31, 2000.

                         FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                        SHARES ACQUIRED    VALUE        UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                          ON EXERCISE     REALIZED        OPTIONS AT 12/31/00                  AT 12/31/00
NAME                          (#)           ($)      EXERCISABLE/UNEXERCISABLE (1)   EXERCISABLE/UNEXERCISABLE(1)(2)
----                    ---------------   --------   -----------------------------   -------------------------------
William E. Nettles....       7,142        $92,846           272,859/220,000               $6,162,601/$2,933,250
Harry C. Smith........          --             --             13,333/36,667                   $219,661/$528,464
James A. Sabala.......          --             --             45,000/62,000                   $869,189/$871,013
Vernon C. Baker.......          --             --                15,000/ --                        $162,750/ --
Robert M. Taylor......          --             --                -- /15,000                        -- /$155,250
Ronald W. Clayton.....          --             --                -- /15,000                        -- /$179,625

---------------
(1) All the vesting and exercisability of all options held by Mr. Nettles accelerated upon his retirement from service to the Company as set forth in his letter agreement dated February 12, 2001. The vesting and exercisability of 15,000 options granted to Mr. Baker in 1999 accelerated upon his cessation of employment with the Company in July 2000; however, upon such cessation of employment, the 13,500 options granted to Mr. Baker during 2000 were forfeited.

(2) Amounts shown in this column represent the market value of the underlying Common Stock at December 29, 2000 of $39.35 per share less the exercise price. The actual value, if any, an executive officer may realize will depend upon the amount by which the market price of the Common Stock exceeds the exercise price when the options are exercised.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     POLICY. The Compensation Committee of the Board of Directors is responsible for establishing and administering the Company's compensation policies and plans for the executive officers of the Company, and for making recommendations to the full Board with respect to executive compensation matters. The objective of the compensation plan is to ensure the Company is able to attract and retain the highest caliber executives, promote the alignment of management's interests with those of the stockholders, while also ensuring that corporate and individual performance parameters represent a significant component of the total compensation package. Performance is gauged by the Compensation Committee in terms of both corporate and individual contributions to the Company. These include net earnings to common stockholders, metal production volumes and costs, successful implementation of risk mitigation and management programs, workforce safety, environmental stewardship, progress in the expansion program and other factors.

     The Compensation Committee's policy is to construct a compensation package that works to the benefit of stockholders and management through balancing both short and long term components of the compensation plan. The Compensation Committee believes that through a properly balanced plan, management can be motivated to continually outperform their peer group, without sacrificing long term performance and growth. The compensation plan adopted by the Board of Directors integrates a combination of base salary and annual quantitative performance bonuses with additional discretionary awards, plus annual option grants. The option grants expire after ten years, vest over a three-year period and are issued with an exercise price equal to the market price of the stock on the date of issue.

     BASIS OF COMPENSATION. The Compensation Committee is responsible for retaining and using outside independent compensation consultants and uses various mining industry compensation surveys in its establishment of and amendments to executive compensation plans. The Compensation Committee's policy is to align executive officers base salaries at approximately the industry midpoint for North American precious metals mining companies of a similar size in terms of employees, revenue and market capitalization, which is a smaller group of companies than those against whose performance the Company's performance is compared in the Performance Graph below. A midpoint basis is used by the Compensation Committee rather than an industry average, due to highly anomalous compensation for companies at the top end of the peer group.

     BASE SALARY. The initial base salary payable to an executive officer is determined pursuant to the terms of the executive officer's employment agreement and is adjusted annually at the discretion of the Compensation Committee which takes into account peer group salary midpoints. Base salaries for new executive officers are determined by individual experience and planned responsibilities within the Company, and are set in relation to a peer group midpoint. Additional base salary adjustments are made annually where substantive changes occur in the responsibilities of an executive officer. Base salaries are generally reviewed in January of each year; however, depending upon when a new executive officer joins the Company, a salary review may take place in June.

     INCENTIVE SHORT TERM COMPENSATION. Each executive officer's employment agreement provides for a bonus payable at the discretion of the Compensation Committee. Annual calendar year incentive bonuses are based upon a purely quantitative formula, although the Compensation Committee maintains the right to increase or decrease these amounts. Executive officer's annual bonuses have targets and maximum caps as a percentage of the annual base salary. Maximum caps are twice the target values. During 2000, target bonuses were tied to a system which distinguished between production and projects, recognizing that each of these functions is critical to the success of the Company. In general, 2000 bonuses were less than 1999 bonuses due to the Company's operating performance in 2000. Annual target bonuses are set each year relative to the annual business plan and a peer group midpoint and vary with each executive officer's position within the Company.

     OPTION GRANTS -- LONG TERM INCENTIVE COMPENSATION. The Compensation Committee provides additional incentive through the annual discretionary grant of stock options in the Company under the Company's stock option plans. The purpose of the stock option plans is to reward and provide incentives for executive officers, employees, non-employee directors and consultants of the Company. Such stock options are the dominant component of long term remuneration within the total compensation package. Stock options granted to executive officers have a life of ten years, and vest in equal installments over three years. Stock option grants as a form of long term compensation were used by over 90% of the peer group companies during 2000. Stock options are granted at an exercise price equal to the market price of the stock on the date of issue. The Compensation Committee views such option grants as a core component of the policy of management incentive and performance motivation, which also further align the interests of management with those of the owners of the Company. The Compensation Committee has and will continue to examine alternative option grant strategies, and plans and other mechanisms for providing equity linked compensation for management. The Compensation Committee believes that the current plan offers a responsible basis for management's short and long term balance of risk to return for stockholders. Option grant amounts take into account the projected future value of grants, which is based upon the price of the underlying shares, so future grant amounts may also fluctuate appreciably from year to year.

     CHAIRMAN AND CHIEF EXECUTIVE OFFICER'S 2000 COMPENSATION. Mr. Nettles' base salary of $360,000 during 2000 was based upon research reports by an independent consulting firm, with the goal of positioning his compensation approximately at the median level of his peers in the industry. In 2000, Mr. Nettles was granted options to purchase 80,000 shares of Common Stock, vesting over a period of three years (which vesting was subsequently accelerated upon his retirement from service to the Company), as the long term component of his annual compensation. In establishing Mr. Nettles' initial base salary, bonus and option grant, the Compensation Committee considered the terms of his employment contract and compensation paid to chief executive officers at other precious metals companies. In 2001, Mr. Nettles retired from the Company's employ and received a bonus of $145,000 plus other compensation substantially equivalent to that specified in his employment agreement for termination without cause by the Company after his initial employment term.

     SECTION 162(M). Under Section 162(m) of the Internal Revenue Code, as amended, federal income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock options exercises and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Any gain realized by an executive officer upon the exercise of a stock option granted under the Stock Plan should be exempt from such limit. The Compensation Committee considers it highly unlikely that the total compensation paid to any employee under the Company's other compensation vehicles would exceed $1 million in any one year in the near future. In making future compensation decisions, the Compensation Committee will take into account the cost to the Company of exceeding the deduction limit of Section 162(m).

                                          Richard E. Gilbert
                                          Douglas D. Donald
                                          Apolinar Guzman

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock, with the cumulative total return on the following indices, assuming an initial investment of $100 on December 31, 1995 and the reinvestment of all dividends: (i) the S&P 500, (ii) the S&P Gold & Precious Metals Mining Index, and (iii) the Russell 2000. The performance shown is not necessarily indicative of future performance.

                              [PERFORMANCE GRAPH]

*$100 invested on 12/31/95 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                                                        CUMULATIVE TOTAL RETURN
                                        -------------------------------------------------------
                                        12/95    12/96     12/97     12/98     12/99     12/00
                                        -----    ------    ------    ------    ------    ------
Stillwater Mining Company.............   100      94.16     87.66    207.80    248.38    306.63
S&P 500...............................   100     122.96    163.98    210.85    255.21    231.98
S&P Gold & Precious Metals Mining.....   100      99.26     65.19     57.15     55.06     45.35
Russell 2000..........................   100     116.49    142.54    138.91    168.44    163.35

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The information contained in this report, as well as the written charter of the Audit Committee attached as Appendix A hereto, shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of
Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

     The Company's Audit Committee is comprised of three independent members, though only two directors are currently serving. An additional member will be selected by the Board of Directors following the election of directors at the Meeting. Each member is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting or other comparable experience. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board of Directors the engagement of the Company's independent accountants, reviews with the independent accountants the plans and results of the auditing engagement and considers the independence of the Company's auditors.

     The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the Board and the stockholders. The Audit Committee also reviews and recommends to the Board the approval of the annual financial statements and provides a forum, independent of management, where the Company's auditors can communicate any issues of concern.

     The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities & Exchange Commission. In accordance with the promulgated new rules regarding audit committees, the Audit Committee has adopted a formal, written charter (Appendix A) approved by the full Board of Directors of the Company. The charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000, with the Company's management. The Audit Committee has discussed with KPMG LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has considered whether the provision of non-audit services provided by KPMG LLP to the Company is compatible with maintaining KPMG LLP's independence and has discussed the independence of KPMG LLP with that firm.

     Based on the review and discussions with the Company's auditors for the fiscal year ended December 31, 2000, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

                                          Ted Schwinden
                                          Patrick M. James

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table includes information as of March 15, 2001, except as otherwise indicated, concerning the beneficial ownership of Common Stock by: (i) stockholders known to the Company to beneficially own more than 5% of the Common Stock; (ii) each director, director nominee and Named Executive Officer of the Company; and (iii) all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

NAME AND ADDRESS                                                           PERCENT
OF BENEFICIAL OWNER                                            AMOUNT      OF CLASS
-------------------                                           ---------    --------
Fidelity Management Research Corporation(1).................  2,738,357      7.09%
Jennison Associates LLC(2)..................................  2,328,250      6.02%
Maverick Capital, Ltd.(3)...................................  2,178,400       5.6%
The Prudential Insurance Company of America(4)..............  2,458,648      6.37%
Scudder Kemper Investments, Inc(5)..........................  1,967,558       5.1%
Wellington Management Company, LLP(6).......................  2,847,035      7.39%
Vernon C. Baker(7)..........................................     15,000         *
Ronald W. Clayton...........................................        -0-      0.00%
Douglas D. Donald(8)........................................     34,900         *
Richard E. Gilbert(9).......................................     36,000         *
Apolinar Guzman(10).........................................     25,000         *
Patrick M. James............................................        -0-      0.00%
Francis R. McAllister(11)...................................      5,000         *
William E. Nettles(12)......................................    385,944         *
Ted Schwinden(13)...........................................     33,300         *
Peter Steen(14).............................................     61,875         *
James A. Sabala(15).........................................     83,166         *
Harry Smith(16).............................................     17,666         *
Robert M. Taylor(17)........................................      5,000         *
All directors and executive officers as a group (13
  persons)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17).........    702,851      1.82%

---------------
  *  Indicates ownership of less than 1%.

 (1) The number of shares is based on the Schedule 13G/A, dated February 14, 2001, filed by FMR Corp., which discloses that FMR has sole voting power over 444,169 shares and sole dispositive power over 2,738,357 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

 (2) The number of shares is based on the Schedule 13G, dated February 14, 2001, filed by Jennison Associates LLC, which discloses that Jennison has sole voting power over 2,273,450 shares and shared dispositive power over 2,328,250 shares. The address of Jennison Associates LLC is 466 Lexington Avenue, New York, NY 10017.

 (3) The number of shares is based on the Schedule 13G, dated February 14, 2001, filed by Maverick Capital, Ltd., which discloses that Maverick has sole voting power over 2,178,400 shares and sole dispositive power over 2,178,400 shares. The address of Maverick Capital, Ltd. is 300 Crescent Court, Suite 1850, Dallas, Texas 75201.

 (4) The number of shares reported in this table is based upon the Schedule 13G/A, dated January 29, 2001, filed by the Prudential Insurance Company of America which disclosed that The Prudential Insurance Company of America has sole voting and dispositive power over 69,000 shares, shared voting power over 2,334,848 shares and shared dispositive power over 2,389,648 shares. The address of The Prudential Insurance Company of America is 751 Broad Street, Newark, NJ 07102.

 (5) The number of shares reported is based upon the Schedule 13G/A, dated February 12, 2001, filed by Zurich Scudder Investments, Inc., formerly known as Scudder Kemper Investments, Inc., which discloses that Zurich Scudder has sole voting power over 1,926,558 shares and sole dispositive power over 1,967,558 shares. The address of Zurich Scudder Investments, Inc. is 345 Park Avenue, New York, NY 10154.

 (6) The number of shares reported is based upon the Schedule 13G, dated February 13, 2001, filed by Wellington Management Company, LLP, which discloses that Wellington has shared voting power over 2,590,125 shares and shared dispositive power over 2,847,035 shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

 (7) Includes 15,000 shares issuable upon exercise of stock options exercisable currently or within 60 days. Mr. Baker ceased to be an executive officer of the Company effective in July, 2000.

 (8) Includes: (i) 750 shares held by EMD Partners, of which Mr. Donald is a general partner; (ii) 400 shares held by PT Trust, for which Mr. Donald is a joint trustee; and (iii) 33,750 shares issuable upon exercise of stock options exercisable currently or within 60 days.

 (9) Includes 25,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.

(10) Includes 25,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.

(11) Includes 5,000 shares purchased March 26, 2001 and as previously reported on a Form 4 filed on behalf of Mr. McAllister dated March 28, 2001.

(12) Includes 349,525 shares issuable upon exercise of stock options exercisable currently or within 60 days. Mr. Nettles resigned as a director and executive officer of the Company effective February 12, 2001.

(13) Includes 33,150 shares issuable upon exercise of stock options exercisable currently or within 60 days held by the Ted Schwinden Revocable Living Trust.

(14) Includes 33,750 shares issuable upon exercise of stock options exercisable currently or within 60 days.

(15) Includes 80,666 shares issuable upon exercise of stock options exercisable currently or within 60 days.

(16) Includes 16,666 shares issuable upon exercise of stock options exercisable currently or within 60 days.

(17) Includes 5,000 shares issuable upon exercise of stock options exercisable currently or within 60 days.

                                  PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Unless otherwise directed by the stockholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of KPMG LLP as the Company's independent accountants for the year ending December 31, 2001. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

     The ratification of the appointment of KPMG LLP is being submitted to the stockholders because the Board of Directors believes this to be a good corporate practice. Should the stockholders fail to ratify this appointment, the Board of Directors will review the matter.

     The Board of Directors unanimously recommends that you vote FOR the approval of Proposal Number 2.

     On October 13, 1999, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The change of accountants was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

     The reports on the Company's financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's fiscal years 1997 and 1998 and the interim period from January 1, 1999 through October 13, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreement in their reports.

     The Company engaged KPMG LLP as its new independent accountants as of October 13, 1999. During the Company's fiscal years 1997 and 1998 and the interim period from January 1, 1999 through October 13, 1999, the Company has not consulted with KPMG LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or
(2) the subject matter of a disagreement or a reportable event with the former auditor (as described in Regulation S-K Item 304(a)(1)(iv) or (v)).

     Reference is also made to the Company's Form 8-K report dated October 13, 1999 and Amendment No. 1 thereto containing the letter from PricewaterhouseCoopers LLP with respect to the statements made therein.

     AUDIT FEES. The aggregate fees for professional services rendered by KPMG LLP in connection with their audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year was approximately $109,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no professional services rendered by KPMG LLP in the 2000 fiscal year relating to financial information systems design and implementation.

     ALL OTHER FEES. The aggregate fees for all other services rendered by KPMG LLP in the 2000 fiscal year was approximately $181,000 and can be sub-categorized as follows: approximately $26,000 for accounting research; approximately $51,000 for tax compliance and research; approximately $33,000 for comfort letter review; approximately $50,000 for construction accounting audit; approximately $18,000 for audits of employee benefit plans; and approximately $3,000 for miscellaneous other services.

                             STOCKHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit stockholders of a company to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's Annual Meeting of Stockholders following the end of fiscal 2001 is expected to be held on or before May 24, 2002, and proxy materials in connection with that meeting are expected to be mailed on or before April 1, 2002. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 2, 2001. The Company's Amended and Restated Bylaws also contain procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors. See "Election of Directors."

                                    GENERAL

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. The enclosed proxy, however, gives discretionary authority in the event that any additional matters should be presented.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to stockholders with this Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ MICHAEL A. SHEA

                                          Michael A. Shea
                                          Secretary

                                                                      APPENDIX A

                                STILLWATER LOGO

                            AUDIT COMMITTEE CHARTER

                                 December 1999

OVERVIEW AND PURPOSE

     The Audit Committee is a committee of the Board of Directors. The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders of Stillwater Mining Company and others. The Committee also reviews the systems of internal control which management and the Board of Directors have established, and the internal and external audit processes.

MEMBERSHIP AND ATTENDANCE AT MEETINGS

     - The Audit Committee shall be composed of three (3) individuals who are independent of management of the organization and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a Committee member.

     - The members of the Audit Committee will be members of the Board of Directors.

     - The Chair of the Committee will be appointed by the Board of Directors.

     - The members of the Committee shall serve a one (1) year renewable term expiring on the date of the annual meeting, or until their successors are appointed.

     - Attendance by invitation at all or a portion of Committee meetings is determined by the Committee Chair or its members, and would normally include the Chief Financial Officer, representatives of the external auditors, and such other officers, support staff or others as may be deemed appropriate.

     - The background of audit committee members is to be compatible with the duties of the committee, including at least one member with a background in financial reporting, accounting or auditing.

MEETINGS

     - The Committee will meet two (2) times per year, or more frequently as circumstances require.

     - A quorum for the transaction of business at any meeting of the Committee is a majority of the appointed members.

     - Meetings may be called by the Committee Chair or by a majority of the Committee members, and usually in consultation with management of the organization.

     - Meetings are chaired by the Committee Chair or, in the Chair's absence, by a member chosen by the Committee from among themselves.

     - Notices of meetings, agendas and available related materials shall be provided to the Committee members no later than the day prior to the meeting. However, it should be a standard practice to deliver the agenda and materials for consideration to the Committee members at least five
       (5) working days prior to the meeting except in unusual circumstances.

     - Meetings may be conducted with members present, or by telephone or other communications facilities which permit all persons participating in the meeting to hear or communicate with each other.

     - A resolution consented to in writing, whether by document, telegram, telex, or any method of transmitting legibly recorded messages or other means, and signed by all Committee members entitled to vote on that resolution at a meeting of the Committee is as valid as one passed at a Committee meeting.

     - Motions shall be passed upon approval by a majority of those entitled to vote who are in attendance at the meeting (including those in attendance by telephone or other communications facilities).

     - The Chief Financial Officer or Corporate Secretary of Stillwater Mining Company shall be the secretary for the Committee and will keep a record of minutes of all meetings of the Committee.

     - Minutes of the meetings of the Committee, prepared in draft, shall be distributed to all members of the Committee within five (5) working days of each meeting, and shall be submitted for approval at the next regular meeting of the Committee.

DUTIES AND RESPONSIBILITIES

RISKS AND INTERNAL CONTROLS

     - Inquire of management, and the external auditors, about significant risks or exposures and assess the steps management has taken to minimize such risk to the organization.

     - Consider and review with the management and the external auditors:

      a) The adequacy of the organization's internal controls including computerized information systems controls and security.

      b) Any related significant findings and recommendations of any internal audit function and the external auditors (or the recommendations from any other risks and controls related reviews), together with management's responses thereto.

     - Review policies and procedures with respect to officers' expense accounts and prerequisites, including their use of corporate assets, and consider the results of any review of these areas by management, any internal audit function, the external auditors or any other reviewing agency.

     - Review with the management, any internal audit function, and the external auditors, the results of their review of the organization's monitoring of compliance with its code of conduct.

ANNUAL EXTERNAL AUDIT

     - Recommend to the Board of Directors the external auditors to be nominated.

     - Recommend approval of audit fees to the Board of Directors.

     - Confirm and assure the independence of the external auditors.

     - Review and approve the annual audit scope and plan of the external auditors.

     - Review to ensure the external auditors and management have coordinated their audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     - Review with management and the external auditors at the completion of the annual examination:

      a) The organization's annual financial statements and related footnotes.

      b) The external auditors audit of the financial statements and their report thereon.

      c) Any significant changes required to the external auditors previously approved audit plan.

      d) Review the representation letters given by management to the external auditors.

      e) Any serious difficulties or disputes with management encountered during the course of the audit.

      f) Other matters related to the conduct of the audit that are communicated to the Audit Committee.

     - Meet privately with the external auditors to discuss any matters that the Committee or the external auditors believe should be discussed privately with the Audit Committee.

     - Review and recommend to the Board of Directors for approval, the annual audited financial statements.

     - Review and assess, in conjunction with management and the external auditors:

      a) The appropriateness of accounting policies and financial reporting practices used by the organization.

      b) Any new or pending developments in accounting policies and practices to be adopted by the organization.

      c) Any new or pending developments in accounting and reporting standards that may affect or impact the organization.

      d) The significant business risks and uncertainties pertaining to the organization.

      e) The key estimates and judgement of management that may be material to the financial reporting of the organization.

     - Review with management, the external auditors, and if necessary with legal counsel, any litigation, claim or contingency that could have a material effect upon the financial position or operating results of the organization, and the manner in which these matters have been disclosed in the financial statements.

     - Request such information and explanations in regard to the accounts of Stillwater Mining Company as the Committee may consider necessary and appropriate to carry out its duties and responsibilities.

INTERNAL AUDIT

     - Recommend to the Board any need for internal audit activity and assure the independence of those involved.

     - Review and approve the scope and plan for any internal audit function.

     - Review to ensure the external auditors and any internal audit activity coordinated their efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     - Consider and review with management any internal audit activity:

      a) Significant findings during the year and management's responses thereto.

      b) Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of work or access to required information.

      c) Any changes required to the previously approved internal audit plan.

      d) The budget for any internal audit activity.

      e) Compliance with appropriate internal audit standards such as The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

     - Meet privately with the internal audit team to discuss any matters that the Committee believes should be discussed privately with the Audit Committee.

     - Review and concur in the appointment, replacement, reassignment, or dismissal of internal audit activity.

COMMUNICATIONS

     - Provide an open avenue of communication among the management, the external auditors, and the Board of Directors.

     - After each Committee meeting, report Committee actions to the Board of Directors with any recommendations the Committee may deem appropriate.

     - Obtain from management explanations for all significant variances in the financial statement from budget and plan.

     - Discuss with management whether the information included in the "Management's Discussion and Analysis" or elsewhere in documents containing financial statements is consistent with the information in the financial statements.

     - Review with management the existence and substance of any significant accounting accruals, reserves, or other estimates made by management having a material impact on the financial statements and charges mad against reserves established.

     - Make inquiries of management and the independent accountants about the appropriateness of accounting principles followed by the Company, changes in accounting principles, and the reasons for changes not mandated by standards or regulators and their impact on the financial statements.

     - Review with management the organization's quarterly financial statements and reports prior to release.

     - Review with management SEC filings, any published documents that include financial statements, or financial information, and consider whether the information contained in these documents in consistent with the information in the financial statements.

     - Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

OTHER

     - Conduct or authorize investigations into any matters within the Company's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of the investigation.

     - Perform such other functions as assigned by the Board of Directors.

     - Review annually the Audit Committee Charter and Committee effectiveness, and recommend any required changes to the Board of Directors.

     - Consider any other matters that in the opinion of the Committee, or at the request of the Board of Directors, would assist the Directors in meeting their responsibilities.

     - The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                              FOLD AND DETACH HERE

                            STILLWATER MINING COMPANY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2001.

The undersigned hereby appoints Francis R. McAllister as proxy with full power of substitution to vote all shares of stock of Stillwater Mining Company of record in the name of the undersigned at the close of business on March 28, 2001 at the Annual Meeting of Stockholders to be held in Columbus, Montana on May 24, 2001 or at any postponements or adjournments, hereby revoking all former proxies.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATION MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.


                           (continued on reverse side)

                            STILLWATER MINING COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. Election of Directors (TO WITHHOLD AUTHORITY TO VOTE FOR ANY OR ALL NOMINEE(S), MARK OVAL UNDER "FOR ALL EXCEPT" AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE(S) INSTRUCTION: If no choice for directors is indicated in the space provided below, this proxy shall authorize the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the meeting for, and to allocate votes among, one or more of the nominees listed for election as director; as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company's directors, write the number of shares and the name(s) of nominee(s) in the space provided below.

   Nominees:

01-Richard E. Gilbert, 02-Apolinar Guzman, 03-Patrick M. James,
04-Joseph P. Mazurek, 05-Francis R. McAllister, 06-Malcolm W. MacNaught, 07-Peter Steen

          For            For All        Withhold       Cumulate
          All            Except         All            For
         [  ]            [  ]           [  ]              ---------------------

2. Ratification of appointment of KPMG LLP as the Company's Independent Accountants.


          For            Against        Abstain
         [  ]            [  ]           [  ]


3. In their discretion, the proxies are authorized to vote upon any other matters coming before the meeting.


Dated:
      -------------------------------------------------------------------------
Signature(s):
              -----------------------------------------------------------------
Signature(s):
              -----------------------------------------------------------------

PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE, WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.